AMENDMENT NO. 1 TO SECURITY AGREEMENT


           AMENDMENT NO. 1 TO SECURITY AGREEMENT dated as of December 28, 1993, and entered into as of June 28, 1994 between FOREST OIL CORPORATION, a corporation duly and validly existing under the laws of the State of New York (the "Company") and THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION), a national banking association, as agent for the Banks (as defined below) (in such capacity, together with its successors in such capacity, the "Agent").

            The Company, the lenders signatory thereto (the "Banks") and the Agent are parties to a Credit Agreement dated as of December 1, 1993, as amended by Amendment No. 1 dated as of December 28, 1993, Amendment No. 2 dated as of January 27, 1994 and Amendment No. 3 dated as of June 3, 1994 (as amended, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Banks to the Company in an aggregate principal amount not exceeding $50,000,000. The Company and the Agent entered into a Security Agreement dated as of December 1, 1993 (the "Security Agreement") as a condition to the obligation of the Banks to make loans to the Company pursuant to the executed Credit Agreement. The Company and the Agent, with the consent of the Banks, wish to amend the Security Agreement to release from the Lien of the Security Agreement certain properties, rights and interests and accordingly, the parties hereto hereby agree as follows:

           Section 1. Definitions. Except as otherwise defined in this Amendment No. 1 to Security Agreement, terms defined in the Security Agreement and the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 below, but effective as of December 28, 1993, the Security Agreement shall be amended as follows:

           A. The following definitions shall be added in alphabetical order in Section 1 of the Security Agreement:

            "Additional   JEDI   Collateral"   shall   mean   the
"Collateral" as defined in the JEDI Security Agreements.

           "Amendment  No.  1 to Security Agreement"  shall  mean
Amendment No. 1 to this Agreement dated as of December 28, 1993.

           "Chase Deposit Proceeds" shall mean cash to the extent that such cash is attributable to the JEDI Collateral or Additional JEDI Collateral that is deposited in, or is otherwise credited to accounts at The Chase Manhattan Bank (National Association).

           "Hat Creek Properties" shall mean the Properties described in Schedule 1 to Amendment No. 1 to Security Agreement.

          "JEDI NPIs" shall mean collectively:

               (a) that certain Conveyance of Overriding Royalty from the Company to the JEDI Lender dated December 28, 1993 recorded in Volume 160, Page 264 of the Official Public Records of Jim Hogg County and in Volume 490, Page 751 of the Official Public Records of Zapata County as amended by that certain First Amendment to Conveyance of Overriding Royalty dated June 15, 1994 from the Company to the JEDI Lender recorded under File No. 57350 of the Official Public Records of Jim Hogg County and in Volume 500, Page 605, File No. 98350 of the Official Public Records of Zapata County; and

               (b) that certain Conveyance of Overriding Royalty from the Company to the JEDI Lender dated December 28, 1993 recorded under Entry No. 243,900 COB 36-P, Page 476 of the Conveyance Records of St. Mary Parish, Louisiana.

          "JEDI Pooled Interests" shall mean properties or rights that are, after the date of Amendment No. 1 to Security
Agreement, pooled or unitized with the JEDI Collateral or Additional JEDI Collateral, and, by virtue of the operation of the JEDI Security Agreements become subject thereto, but only to the extent that such interests derive from and are attributable to JEDI Collateral as defined in the JEDI Security Agreements and are the direct result of the pooling thereof.

          "JEDI Security Agreements" shall mean, collectively:

                (a) that certain Security Agreement dated as of December 28, 1993 by the Company, as Debtor, in favor of the JEDI Lender, as Secured Party,

                (b)   that  certain Deed of Trust, Assignment  of
          Production, Security Agreement and Financing Statement from the Company, as Mortgagor, to the JEDI Lender, as Beneficiary, dated December 28, 1993, recorded in Volume 101, page 194 of the Official Public Records of Jim Hogg County, Texas and Volume 490, page 704 of the Official Public Records of Zapata County, Texas as amended by that certain First Amendment to Deed of Trust, Assignment of Production, Security Agreements and Financing Statement, from the Company, as Mortgagor, to the JEDI Lender, as Beneficiary, dated June 15, 1994, recorded under File No. 57353 of the Official Public Records of Jim Hogg County, Texas and in Volume 500, Page 627, File No. 98353 of the Official Public Records of Zapata County, Texas and

                (c) that certain Act of Mortgage, Assignment of Production, Security Agreement and Financing Statement dated as of December 28, 1993 from the Company, as Mortgagor, to the JEDI Lender, as Mortgagee, recorded under Entry No. 206,608 MOB 679, Page 334 of the Mortgage Records of St. Mary Parish, Louisiana, Entry No. 9312167 of the Mortgage Records of Vermillion Parish, Louisiana and File No. 234054 of the Mortgage Records of Cameron Parish, Lousiana.

all as such agreements may be amended, modified and supplemented and in effect from time to time.

           "JEDI Shared Collateral" shall mean Inventory and Equipment that is included in the JEDI Collateral and that is or may be utilized for the exploration, production or marketing of Hydrocarbons attributable to (a) the JEDI Collateral or Additional JEDI Collateral and (b) other Properties of the Company that are (i) Mortgaged Properties or (ii) described in the Security Documents and intended to be Mortgaged Properties.

           "Non-JEDI Pooled Interests" shall mean properties, rights or interests that are not, as of the date of Amendment No. 1 to Security Agreement, owned by the Company and are not, as of the date of Amendment No. 1 to Security Agreement, covered by the JEDI Security Agreements, but which, if thereafter pooled or unitized with any of the JEDI Collateral or Additional JEDI Collateral, would become subject to the JEDI Security Agreements by virtue of the provisions thereof, EXCLUDING however JEDI Pooled Interests.

          "Released JEDI Collateral" shall mean:

                (a)   All  of the JEDI Collateral and  Additional
          JEDI Collateral, SAVE and EXCEPT:

                    (i)    JEDI Shared Collateral and,

                    (ii)   all Chase Deposit Proceeds.

               (b)  The JEDI NPIs.

           "Ship Shoal 292 Properties" shall mean the Properties described in Schedule 2 to Amendment No. 1 to Security Agreement.

          "Zilkha Properties" shall mean the Properties described in Schedule 3 to Amendment No. 1 to Security Agreement.

           B. Section 3 of the Security Agreement is hereby amended in its entirety to read as follows:

           "Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each Obligor hereby pledges and grants to the Agent, for the benefit of the Banks as hereinafter provided, a security interest in all of such Obligor's right, title and interest in the following property now owned by such Obligor, and, in the case of clauses (a), (b), (h), (i),
     (m), (n), (p) and (q) below, all of such Obligor's right, title and interest in the property described in such clauses
     (a), (b), (h), (i), (m), (n), (p) and (q), whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence, save and except however, in all cases (regardless of whether arising under any of clauses (a) through (q) below), (w) the Released JEDI Collateral (other than, in the case of clauses (a), (b), (h), (i), (m), (n), (p) and (q) below, the Non-JEDI Pooled Interests), (x) the Hat Creek Properties, (y) the Ship Shoal 292 Properties and (z) the Zilkha Properties (all being collectively referred to herein as "Collateral"):

               (a) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to such Obligor in respect of any loans or advances or for sales of Hydrocarbons, Inventory or Equipment (but, with respect to Equipment, only (i) Equipment which constitutes JEDI Shared Collateral or
          (ii) such Equipment located on Mortgaged Properties) or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of the purchase price of Hydrocarbons, Inventory or Equipment (but, with respect to Equipment, only (i) Equipment which constitutes JEDI Shared Collateral or (ii) such Equipment located on Mortgaged Properties) sold or services rendered by such Obligor and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                (b) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                (c) all moneys due to such Obligor in respect of loans or advances for the sales of Equipment (other than Equipment located on Mortgaged Properties) or other goods or products (other than Hydrocarbons or Inventory) sold or leased, all moneys due to such Obligor under any guarantee (including a letter of credit) of the purchase price of such Equipment or other goods or products sold by such Obligor (such moneys due being herein collectively called "Additional Accounts");

                (d) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing or arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any of the
          Additional Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (hereinafter collectively called "Additional Instruments");

                (e)   all  inventory (as defined in  the  Uniform
          Commercial Code) of such Obligor, all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

                (f) all other accounts or general intangibles of such Obligor not constituting Accounts or Additional
          Accounts;

                (g) each contract and other agreement of such Obligor relating to the sale or other disposition of Hydrocarbons, Inventory, Equipment or other goods or products, and all operating agreements, farmout agreements, farmin agreements, development agreements, participation agreements, area of mutual interest agreements, equipment leases, purchase agreements, sale agreements, option agreements and other agreements which cover, affect or otherwise relate to the production, sale, purchase, exchange, processing, handling, storing, transporting or marketing of the Hydrocarbons;

               (h) all rights, titles, interests and estates now owned or hereafter acquired by the Obligors in and to all Hydrocarbons which are contained in or under, or which are produced from, the Mortgaged Properties, including without limitation, all oil and gas in tanks and all rents, issues, profits, proceeds (including without limitation, all prepayment for production not taken or payments in lieu of production), products and revenues;

                (i) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such
          Obligor covering, evidencing or representing the sale of Hydrocarbons or Inventory (herein collectively called "Documents");

                (j) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing the sale of Equipment or other goods or products (other than Hydrocarbons or Inventory)(herein collectively called "Additional Documents");

                (k) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with the purchasing by such Obligor of any rights, titles, interests and estates in any minerals including Hydrocarbons, Inventory, Equipment or such other goods and products, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such items;

               (l) all fixtures and equipment (as such terms are defined in the Uniform Commercial Code), including, without limitation, any and all property, equipment, fixtures and other property, including, without limitation, oil wells, gas wells, injection wells or other wells or well equipment, field separators, liquid extraction plants, plant compressors, pumps, pumping units, pipelines, sales and flow lines, gathering lines, field gathering systems, salt water disposal facilities, tanks and tank batteries, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, power and telephone and telegraph lines (herein collectively called "Equipment"), other than Equipment located on Mortgaged Properties;

                 (m)    all   Equipment  located   on   Mortgaged
          Properties;

                (n) the balance from time to time in the Collateral Account;

                  (o) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses (c), (d), (e), (f), (g), (j), (k) and (l) of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor;

                  (p) all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses (a), (b), (h) (i), (m) and (n) of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by such Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Obligor or any computer bureau or service company from time to time acting for such Obligor; and

                (q) any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the lien and security interest hereof by such Obligor or by anyone on such Obligor's behalf."

Notwithstanding any provision of this Section 3 to the contrary, "Collateral" shall also include all proceeds, products, offspring, accessions, rents, profits, income, benefits, renewals, extensions, substitutions and replacements of and to any of the property of an Obligor described in this Section 3 to the extent that such property constitutes Mortgaged Property provided, however, that the foregoing is subject in all respects to the provisions of Section 6 of Amendment No. 1 to the Security Agreement which shall take precedence and control over any provision of this Section 3.

          C.   A new Section 5.13 is hereby added to the Security
Agreement as follows:

               "5.13 Maintenance of JEDI Proceeds Account. The Company shall at all times maintain a designated account (the "JEDI Account"), separate from any account to which any other funds of the Company are initially deposited, for the receipt of proceeds from the sale of hydrocarbons produced from the JEDI Mortgaged Property, and the Company shall instruct, and shall use its reasonable best efforts to cause, all purchasers of hydrocarbons produced from the JEDI Mortgaged Property to make payments with respect to such hydrocarbons to such JEDI Account. The JEDI Account shall initially be account number 1292223204 at NationsBank, Houston, N.A., ABA Number 111000025 (the "Initial JEDI Account"). The Company may designate a bank account, other than the Initial JEDI Account and other than any account to which any other funds of the Company are initially deposited, to be the JEDI Account upon ten Business Days prior written notice to the Agent."

           Section 4. Representations and Warranties. (a) The Company represents and warrants to the Agent and the Banks that the representations and warranties set forth in Section 8 of the Credit Agreement and Section 2 of the Security Agreement are true and complete on the date hereof as if made on and as of the date hereof.

          (b)  The Agent represents that The Chase Manhattan Bank
(National  Association), Christiania Bank (New York  Branch)  and
The First National Bank of Boston are the only Banks party to the Credit Agreement.

           Section  5.   Conditions Precedent.   As  provided  in
Section 2 above, the amendments to the Security Agreement set forth in said Section 2 shall become effective, as of December 28, 1993, upon the satisfaction of the following conditions precedent:

           A.  Execution by All Parties.  This Amendment No. 1 to
Security Agreement shall have been executed and delivered by each of the parties hereto.

           B.   Documents.   The Agent shall  have  received  the
following documents, each of which shall be satisfactory to the Agent in form and substance:

            (1) Corporate Documents. A certificate of the Secretary or an Assistant Secretary of the Company, dated as of a recent date and certifying that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Company or the authorized executive committee thereof authorizing the execution, delivery and performance of this Amendment No. 1 to Security Agreement and the Security Agreement as amended hereby and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

           (2) Opinion of Counsel to the Company. An opinion of Daniel McNamara, counsel to the Company confirming the opinion set forth in paragraph 6 of Exhibit C of the Credit Agreement, except that references to the Security Agreement shall be to the Security Agreement as amended by this Amendment No. 1 to Security Agreement.

           (3) Other Documents. Such other documents as the Agent or special counsel to the Agent may reasonably request.

           Section 6. Release of Collateral. To the extent that the Security Agreement covers any Released JEDI Collateral, Hat Creek Properties, Ship Shoal 292 Properties or Zilkha Properties, such Released JEDI Collateral, Hat Creek Properties, Ship Shoal 292 Properties or Zilkha Properties as the case may be, are hereby released and any security interests or Liens in favor of or held by Agent are terminated, and at the Company's request, and at the Company's expense, the Agent shall take such other actions as are necessary to evidence the release and termination evidenced hereby.

           Section 7. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 to Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 to Security Agreement by signing any such counterpart. This Amendment No. 1 to Security Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Security Agreement to be duly executed and delivered as of June 28, 1994.


                              FOREST OIL CORPORATION



                              By   /s/Kenton M. Scroggs
                                _________________________
                                Name:  Kenton M. Scroggs
                                Title: Vice President

                              THE CHASE MANHATTAN BANK
                                (NATIONAL ASSOCIATION), as Agent



                              By  /s/Richard F. Betz
                                _________________________
                                Name:  Richard F. Betz
                                Title: Vice President






Acknowledged and agreed to:

THE CHASE MANHATTAN BANK
  (NATIONAL ASSOCIATION)


By  /s/Richard F. Betz
  ________________________
  Name:  Richard F. Betz
  Title: Vice President

CHRISTIANIA BANK (NEW YORK BRANCH)


By  /s/Debra Dickehuth
  ________________________
  Name:  Debra Dickehuth
  Title: Vice President


By  /s/Peter M. Dodge
  ________________________
  Name:  Peter M. Dodge
  Title: Vice President

THE FIRST NATIONAL BANK OF BOSTON


By  /s/George W. Passela
  ________________________
  Name:  George W. Passela
  Title: Managing Director